As filed with the Securities and Exchange Commission on August 4, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEUROCRINE BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0525145
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12780 El Camino Real
San Diego, CA 92130
(Address of Principal Executive Offices)

Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan
Neurocrine Biosciences, Inc. 2018 Employee Stock Purchase Plan
(Full Title of the Plan)

Kevin C. Gorman, Ph.D.
Chief Executive Officer
Neurocrine Biosciences, Inc.
12780 El Camino Real
San Diego, CA 92130
(Name and Address of Agent for Service)

(858) 617-7600
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Darin M. Lippoldt		Jason L. Kent, Esq.
Chief Legal Officer		Carlos A. Ramirez, Esq.
Neurocrine Biosciences, Inc.		Cooley LLP
12780 El Camino Real		4401 Eastgate Mall
San Diego, CA 92130		San Diego, CA 92121
(858) 617-7600		(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION BY REFERENCE OF CONTENTS
OF REGISTRATION STATEMENTS ON FORM S-8

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same benefit plans are effective. This Registration Statement on Form S-8 registers the offer and sale of (i) an additional 5,900,000 shares of the Registrant’s common stock for issuance under the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and (ii) an additional 600,000 shares of the Registrant’s common stock for issuance under the Neurocrine Biosciences, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”). The Registrant previously registered shares of its common stock for issuance under the 2020 Plan on August 3, 2020 (File No. 333-240301). The Registrant previously registered shares of its common stock for issuance under the 2018 ESPP on August 22, 2018 (File No. 333-226971). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8.	EXHIBITS.

Exhibit	Description

3.1	Certificate of Incorporation, as amended. (1)

3.2	Bylaws, as amended. (2)

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Form of Common Stock Certificate of the Registrant. (3)

4.3	Indenture, dated as of May 2, 2017, by and between the Registrant and U.S. Bank National Association, as Trustee. (4)

4.4	First Supplemental Indenture, dated as of December 22, 2021, by and between the Registrant and U.S. Bank National Association, as Trustee. (5)

4.5	Form of Note representing the Registrant’s 2.25% Convertible Notes due 2024. (6)

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1 filed herewith).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereto).

99.1	Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan, as amended and restated. (7)

99.2
Form of Stock Option Grant Notice and Option Agreement for use under the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan, and Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for use under the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan. (8)

99.3	Neurocrine Biosciences, Inc. 2018 Employee Stock Purchase Plan, as amended and restated. (9)

107	Filing Fee Table

(1) Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed on November 5, 2018.
(2) Incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q filed on May 5, 2021.
(3) Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-03172).
(4) Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on May 2, 2017.
(5) Incorporated by reference to Exhibit 4.3 of the Registrant’s Annual Report on Form 10-K filed on February 11, 2022.
(6) Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on May 2, 2017.
(7) Incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q filed on August 4, 2022.
(8) Incorporated by reference to Exhibit 10.17 of the Registrant’s Annual Report on Form 10-K filed on February 11, 2022.
(9) Incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q filed on August 4, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 4, 2022.

NEUROCRINE BIOSCIENCES, INC.

By:	/s/ Kevin C. Gorman
Kevin C. Gorman, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints KEVIN C. GORMAN, PH.D., and DARIN LIPPOLDT, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin C. Gorman	Chief Executive Officer and Director	August 4, 2022
Kevin C. Gorman, Ph.D.	(Principal Executive Officer)

/s/ Matthew C. Abernethy	Chief Financial Officer	August 4, 2022
Matthew C. Abernethy	(Principal Financial and Accounting Officer)

/s/ William H. Rastetter	Chairman of the Board of Directors	August 4, 2022
William H. Rastetter, Ph.D.

Director
Gary A. Lyons

/s/ Johanna Mercier	Director	August 4, 2022
Johanna Mercier

/s/ George J. Morrow	Director	August 4, 2022
George J. Morrow

/s/ Leslie V. Norwalk	Director	August 4, 2022
Leslie V. Norwalk

Director
Richard F. Pops

/s/ Shalini Sharp	Director	August 4, 2022
Shalini Sharp

/s/ Stephen A. Sherwin	Director	August 4, 2022
Stephen A. Sherwin, M.D.